Exhibit 10III

FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Amendment”) is made and entered into the 10thday of November, 2009 by and between AIMCO COVINGTON POINTE, L.P., a Delaware limited partnership (“Seller”), and KENNEDY WILSON AUSTIN, INC., a Texas corporation (“Purchaser”).

WI T N E S S E T H:

WHEREAS, Seller and Purchaser are parties to that certain Purchase and Sale Contract dated September 8, 2009 (the “Contract”) pertaining to the purchase and sale of that certain real property located in Dallas County, Texas more particularly described on Exhibit A attached thereto and commonly known as the Covington Pointe Apartments (the “Property”), as amended by that certain First Amendment to Purchase and Sale Contract dated as of October 8, 2009, by that certaing Second Amendment to Purchase and Sale Contract dated as of October 14, 2009, and by that certain Third Amendment to Purchase and Sale Contract dated as of October 16, 2009; and

WHEREAS, the parties have agreed upon certain revised terms for the purchase and sale of the Property and intend hereby to modify the Contract to reflect the same, as more particularly set forth hereinafter.

AM E N D M E N T

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Sellers and Purchaser hereby agree as follows:

1.                  Finance Contingency Period.  Section 4.5.10 of the Contract is hereby deleted in its entirety and replaced with the following:

4.5.10  Purchaser shall have until November 18, 2009 (the “Finance Contingency Period”) to obtain Lender’s binding approval of the Loan Assumption and Release.  If Purchaser does not obtain final approval of the Loan Assumption and Release on terms reasonably acceptable to Purchaser within the Finance Contingency Period, then this Contract shall be deemed automatically terminated and of no further force and effect (subject to and except for the Survival Provisions) as of 5:00 p.m. on the date of expiration of the Finance Contingency Period and Escrow Agent shall pay to Seller $30,000.00 of the Deposit and shall return the remainder of the Deposit to Purchaser.

For purposes of clarification and not limitation, $30,000.00 of the Deposit previously paid by Purchaser shall be deemed immediately non-refundable to Purchaser upon execution of this Amendment and shall be paid to Seller in the event the Contract terminates for any reason other than as provided in Sections 4.6, 10.2, 11.1 or 12.1 thereof.  The remainder of the Deposit shall become non-refundable to Purchaser upon the lapse of the Finance Contingency Period (assuming the Contract is not terminated prior to the expiration thereof).

2.                  Acceleration of Financing.  Purchaser and Seller acknowledge that the Loan Documents permit an upsizing of the Loan (the “Loan Upsizing”), which Loan Upsizing Purchaser desires to be accomplished prior to Closing.  As a result of the foregoing, Seller agrees to use commercially reasonable efforts to cause the Loan Upsizing to close on or before December 1, 2009 and, if so closed, such Loan Upsizing shall be part of the indebtedness assumed by Purchased pursuant to Section 4.5 of the Contract.  Purchaser shall pay all costs incurred by Seller or imposed by Lender in connection with such Loan Upsizing to the extent the same are directly attributable to the acceleration of the Loan Upsizing and shall, at Closing, reimburse Seller for any additional escrows, reserves or impounds required by Lender in connection with such Loan Upsizing.  Notwithstanding the foregoing, the parties acknowledge that closing the Loan Upsizing prior to Closing shall not be a condition to Closing.  The term “Loan Upsizing”, as defined above, is hereby added to Schedule 1 of the Contract.

3.                  Closing Date.  The first sentence of Section 5.1 of the Contract is hereby deleted and replaced with the following:

The Closing shall occur on or before 18 days after the closing of the Loan Upsizing on a date mutually agreed upon by Seller and Purchaser (the “Closing Date”) through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

4.                  Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

5.                  Ratification.  Except as expressly set forth herein, all other terms and conditions of the Contract, as previously amended, shall remain unmodified, the same being ratified, confirmed and republished hereby.

6.                  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[SIGNATURES ON FOLLOWING PAGE]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Seller:

AIMCO COVINGTON POINTE, L.P.,

a Delaware limited partnership

By:       DAVIDSON GP, L.L.C.,

a South Carolina limited liability company,

its general partner

By:       DAVIDSON INCOME REAL ESTATE, L.P.,

a Delaware limited partnership, its member

By:       DAVIDSON DIVERSIFIED PROPERTIES, INC.,

a Tennessee corporation,

its managing general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Title:  Vice President

                                                            Purchaser:

KENNEDY WILSON AUSTIN, INC.,

a Texas corporation

By:  /s/Stephen A. Pyhrr

                                                            Name:  Stephen A. Pyhrr

Title:  Senior Managing Director